SCHEDULE 14C INFORMATION STATEMENT
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:
[X] Preliminary Information Statement
[   ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21))

[   ] Definitive Information Statement

                          The Blackhawk Fund
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):
____________________________________________________________________

4)	Proposed maximum aggregate value of transaction: ____________________________________________________________________

5)	Total Fee Paid:______________________________________________________

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: ________________________________________

2)	Form, Schedule or Registration Statement No.: ________________________________________

3)	Filing Party: ________________________________________

4)	Dated Filed: ________________________________________

THE BLACKHAWK FUND
1802 N. Carson Street, Suite 212
Carson City, Nevada 89701
____________________

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

____________________

June __, 2008

Stockholders holding a majority of the voting power of The Blackhawk Fund, or Blackhawk, have taken action by written consent to amend and restate Blackhawk’s articles of incorporation to effectuate the following: (i) reduce the minimum number of authorized directors from two (2) to one (1); (ii) grant authority to our board of directors to effectuate a stock split or reverse stock split without stockholder approval; (iii) elect not to be governed by certain provisions pertaining to “resident domestic corporations” under the Nevada Revised Statutes; and (iv) elect not to be governed by certain provisions relating to “issuing corporations” under the Nevada Revised Statutes.

These stockholders have also taken action by written consent to adopt a resolution authorizing the board of directors to further amend Blackhawk’s articles of incorporation to change the name of the company to a name to be determined by the board of directors in its sole discretion.

Stockholders of record at the close of business on May 6, 2008 will be entitled to notice of this proposed stockholder action by written consent. Since the actions will have been approved by the holders of the required majority of voting power of our voting stock, no proxies were or are being solicited. We anticipate that the amendment will become effective on or after June 25, 2008.

By Order of the Board of Directors,

/s/ Frank Marshik

FRANK MARSHIK
President

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

THE BLACKHAWK FUND

INFORMATION STATEMENT

TABLE OF CONTENTS

Page
Information Concerning the Action by Written Consent	3
The Proposals	5
Proposal 1 - Amendment to the Articles of Incorporation to Reduce the Minimum Number of Authorized Directors from Two (2) to One (1)	5
Proposal 2 - Amendment to the Articles of Incorporation to Authorize the Board of Directors to Effectuate a Stock Split or Reverse Stock Split without Stockholder Approval	5
Proposal 3 - Amendment to the Articles of Incorporation to Elect not to be Governed by Provisions Pertaining to “Resident Domestic Corporations” under the Nevada Revised Statues	6
Proposal 4 - Amendment to the Articles of Incorporation to Elect not to be Governed by Provisions Pertaining to “Issuing Corporations” under the Nevada Revised Statues	8
Proposal 5 -Authorization to the Board of Directors to Amend the Articles of Incorporation to Change our Name to a Name to be determined by the Board of Directors in its Sole Discretion	8
Security Ownership of Certain Beneficial Owners and Management	9

Exhibit A - Amended and Restated Articles of Incorporation	A-1

THE BLACKHAWK FUND
____________________

INFORMATION STATEMENT
____________________

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Date and Purpose of Written Consent

On May 6, 2008, stockholders holding a majority of the voting power of The Blackhawk Fund, or Blackhawk, have taken action by written consent to amend and restate Blackhawk’s articles of incorporation to effectuate the following: (i) reduce the minimum number of authorized directors from two (2) to one (1); (ii) grant authority to our board of directors to effectuate a stock split or reverse stock split without stockholder approval; (iii) elect not to be governed by certain provisions pertaining to “resident domestic corporations” under the Nevada Revised Statutes; and (iv) elect not to be governed by certain provisions relating to “issuing corporations” under the Nevada Revised Statutes.

These stockholders have also taken action by written consent to adopt a resolution authorizing the board of directors to further amend Blackhawk’s articles of incorporation to change the name of the company to a name to be determined by the board of directors in its sole discretion.

Voting Power of Stockholders; Stockholders Entitled to Notice

Approval of the matters actions described herein requires the written consent of the holders of outstanding stock of each voting group entitled to vote on such matters. As of May 6, 2008, there were 562,393,791 shares of our common stock outstanding, 500,000 shares of our Series A preferred stock outstanding, 10,000,000 shares of our Series B preferred stock outstanding, and 10,000,000 shares of our Series C preferred stock outstanding. Holders of our common stock are entitled to one vote per share, for a total o 562,393,791 votes. Holders of our Series A preferred stock are not entitled to vote. Holders of our Series B preferred stock are entitled to one vote per share, for a total of 10,000,000 votes. Holders of our Series C preferred stock are entitled to the number of votes on such matters equal to the product of (a) the number of shares of the Series C Preferred Stock held by such holder, (b) the number of issued and outstanding shares of the Company’s common stock, on a fully-diluted basis, as of the record date for the vote, or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, and (c) 0.0000002, for a total of 5,124,727,582 votes. For the actions described herein, all holders of our capital stock vote together as a single class. Accordingly, as of the record date, May 6, 2008, the total voting power held by all stockholders was 5,697,181,373 votes. Stockholders of record at the close of business on May 6, 2008, will be entitled to receive this notice and information statement.

Consents Required

The actions to be taken require the written consent of stockholders holding at least a majority of the voting power of the company, which consists of the holders of outstanding shares of common stock, Series B preferred stock, and Series C preferred stock voting together as a single class. On May 6, 2008, Terminus, Inc., the holder of all of our Series C preferred stock, who holds voting power consisting of 5,124,727,582 votes, delivered a written consent to us adopting the proposals set forth herein.

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing, of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock, will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

Change in Control

On April 24, 2008, Terminus, Inc. purchased 10,000,000 shares of our Series C preferred stock from Angel Acquisition Corporation (formerly Palomar Enterprises, Inc.) for $363,000. Concurrently therewith, in part to fund the purchase, Blackhawk and Terminus, Inc., as co-issuers, issued and sold to a single accredited investor: (i) a $550,000 12% secured promissory note and (ii) 500,000 shares of the Company’s Series A Preferred Stock. To secure payment of the note, Terminus pledged the 10,000,000 shares of the Company’s Series C Preferred Stock. In connection therewith, we amended the certificate of designation for our Series C preferred stock. Pursuant to the amendment, on all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series C preferred stock shall be entitled to the number of votes on such matters equal to the product of (a) the number of shares of the Series C preferred stock held by such holder, (b) the number of issued and outstanding shares of our common stock, on a fully-diluted basis, as of the record date for the vote, or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, and (c) 0.0000002. As a result, the sale of the Series C preferred stock by Angel Acquisition to Terminus effectively transferred Angel Acquisition’s control of Blackhawk to Terminus, giving Terminus approximately 89% of all votes entitled to be cast in any matter requiring or permitting a vote of stockholders.

In connection with this change in control, Steve Bonenberger resigned as our President and Chief Executive Officer, and Brent Fouch resigned as our Secretary and Chief Financial Officer. In connection therewith, the board of directors increased the number of authorized directors from two to three and appointed Frank Marshik to fill the newly created vacancy on the board. The board of directors then appointed Mr. Marshik as our President, Chief Financial Officer, and Secretary. Thereafter, Messrs. Bonenberger and Fouch resigned as directors. Their resignations as directors were not based on any disagreement with us on any matter relating to our operations, policies or practices. Mr. Marshik, as the sole remaining director, appointed Terry Ross to fill one of the two vacancies resulting from these resignations.

No Dissenter’s Rights

Stockholders have no appraisal or dissenter’s rights with respect to any of the actions described in this information statement.

Householding of Information Statement

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to The Blackhawk Fund, 1802 N. Carson Street, Suite 212, Carson City, Nevada 89701, (775) 887-0670. Any stockholder who wants to receive separate copies of our information statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

THE PROPOSALS

PROPOSAL 1
AMENDMENT TO OUR ARTICLES OF
INCORPORATION TO REDUCE THE MINIMUM NUMBER OF
AUTHORIZED DIRECTORS FROM TWO (2) TO ONE (1)

Introduction

On May 6, 2008, our board of directors unanimously adopted a resolution declaring it advisable to amend our articles of incorporation to reduce the minimum number of authorized directors from two (2) to one (1), and, concurrently therewith, stockholders holding a majority of the voting power of Blackhawk took action by written consent approving the amendment to our articles of incorporation effectuating this reduction in the minimum number of authorized directors.

Effective Time of the Amendment Reducing the Minimum Number of Directors

We intend to file, as soon as practicable on or after the twentieth (20th) day after this information statement is sent to our stockholders, an amendment to our articles of incorporation effectuating the reduction of the minimum number of directors with the Nevada Secretary of State. This amendment will become effective at the close of business on the date the amendment to the articles of incorporation is accepted for filing for the Nevada Secretary of State. It is presently contemplated that such filing will be made on or after June 25, 2008.

A copy of the articles of amendment to the articles of incorporation, which we refer to as the “amendment” in this information statement, is attached to this information statement as Appendix A.

Reasons for Reducing the Minimum Number of Directors

Our articles of incorporation currently provide that Blackhawk have at least two directors. However, Nevada law only requires a Nevada corporation to have one director. The board of directors believes that a reduction in the minimum number of directors to the minimum allowed by Nevada law will provide flexibility for both our management and business. We are a small company, and the current board of directors and the holder of the Series C preferred stock do not believe that two directors are necessary to govern the corporation or oversee the operations. They also desire to have the flexibility to reduce the number of directors to one if circumstances dictate this course of action is prudent.

PROPOSAL 2
AMENDMENT TO OUR ARTICLES OF
INCORPORATION TO AUTHORIZE OUR
BOARD OF DIRECTORS TO
EFFECTUATE A STOCK SPLIT OR REVERSE STOCK SPLIT
WITHOUT STOCKHOLDER APPROVAL

Introduction

On May 6, 2008, our board of directors unanimously adopted a resolution declaring it advisable to amend our articles of incorporation to grant authority to our board of directors to effectuate a stock split or reverse stock split without correspondingly increasing or decreasing the number of authorized shares of the same class or series without obtaining the approval of the stockholders or the approval of the holders of shares of the affected class or series, and, concurrently therewith, stockholders holding a majority of the voting power of Blackhawk took action by written consent approving the amendment to our articles of incorporation granting this authority.

Effective Time of the Amendment Authorizing the Directors to Effectuate a Reverse Stock Split without Stockholder Approval

We intend to file, as soon as practicable on or after the twentieth (20th) day after this information statement is sent to our stockholders, an amendment to our articles of incorporation effectuating the grant of authority to our board of directors to effectuate a stock split or reverse stock split without stockholder approval with the Nevada Secretary of State. This amendment will become effective at the close of business on the date the amendment to the articles of incorporation is accepted for filing for the Nevada Secretary of State. It is presently contemplated that such filing will be made on or after June 25, 2008.

A copy of the amendment is attached to this information statement as Appendix A.

Reasons for Authorizing the Directors to Effectuate a Reverse Stock Split without Stockholder Approval

The board of directors believes that an amendment to our articles of incorporation authorizing our board of directors to effectuate a stock split or reverse stock split without stockholder approval will provide flexibility for both our management and business. The proposed amendment to the articles of incorporation would allow us to implement a stock split or reverse stock split of any class or series of our capital stock without correspondingly increasing or decreasing the number of authorized shares of the same class or series by means of a resolution adopted by its board of directors without obtaining the approval of the stockholders or the approval of the holders of shares of the affected class or series. Authorization of a stock split or reverse stock split without correspondingly increasing or decreasing the number of authorized shares of the same class or series without stockholder approval is important to us, inasmuch as we will be able to change our outstanding capital stock to more efficiently meet our future needs. Presently, we need to go to the time and expense of having a stockholder’s meeting or to have the stockholders with a majority of voting power act by written consent in order to effectuate a stock split or reverse stock split without correspondingly increasing or decreasing the number of authorized shares of the same class or series, which includes the time and expense of filing and distributing proxy or information materials in compliance with the rules and regulations of the SEC under Section 14 of the Securities Exchange Act of 1934, as amended. We must be able to quickly deal with situations calling for us to modify our capital structure. Although our management considers it likely that Blackhawk Fund will authorize a reverse stock split in the future, we do not have current plans to implement any stock split.

PROPOSAL 3
AMENDMENT TO OUR ARTICLES OF
INCORPORATION TO ELECT TO NOT TO BE GOVERNED BY CERTAIN PROVISIONS PERTAINING TO “RESIDENT DOMESTIC CORPORATIONS” UNDER THE NEVADA REVISED STATUTES

Introduction

On May 6, 2008, our board of directors unanimously adopted a resolution declaring it advisable to amend our articles of incorporation to elect that we shall not be subject to, or governed by, any of the provisions in Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes at such time, if any, that we become a “resident domestic corporation” as that term is defined in Section 78.427 of the Nevada Revised Statutes, and, concurrently therewith, stockholders holding a majority of the voting power of Blackhawk took action by written consent approving the amendment to our articles of incorporation effectuating this election.

Effective Time of the Amendment to Opt Out of Certain Provisions Pertaining to Resident Domestic Corporations

We intend to file, as soon as practicable on or after the twentieth (20th) day after this information statement is sent to our stockholders, an amendment to our articles of incorporation effectuating the election not to be governed by certain provisions pertaining to resident domestic corporations with the Nevada Secretary of State. This amendment will become effective at the close of business on the date the amendment to the articles of incorporation is accepted for filing for the Nevada Secretary of State. It is presently contemplated that such filing will be made on or after June 25, 2008.

A copy of the amendment is attached to this information statement as Appendix A.

Reasons for Electing Not to be Governed by Certain Provisions Pertaining to Resident Domestic Corporations

Nevada Revised Statute (NRS) Section 78.427 defines a “resident domestic corporation” is as a domestic corporation that has 200 or more stockholders of record. NRS 78.434(5) allows a corporation to expressly elect in its articles of incorporation not to be governed by NRS 78.411 to 78.444 before the date it becomes a resident domestic corporation.

NRS 78.411 to 78.444 sets forth rules and restrictions regarding combinations of resident domestic corporations with interested stockholders. An “interested stockholder” is defined as any person who is (i) a beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the corporation, or (ii) an affiliate or associate of the resident domestic corporation of the resident domestic corporation and at any time within 3 years immediately before the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding shares of the domestic resident corporation.

We are not currently a resident domestic corporation. However, if we wait until we become a resident domestic corporation to make this election, it will not become effective until 18 months after such election is approved. Accordingly, it is more expedient to have the election made now.

If this election is not made, we will be unable to consummate any business combination with an interested person for a period of 3 years after such person becomes an interested person even if such combination is approved by all non-interested stockholders. While we currently do not have any plans to enter into a business combination with an interested stockholder, we feel it is in the best interests of the corporation and out stockholders to maintain the flexibility to pursue all options to maximize stockholder value. The rules under NRS 78.411 to 78.444 severely restrict our ability in this area. An election not to be governed by these rules would not obviate the need for stockholder approval. However, the board and the stockholders would be entitled to approve transactions prior to the end of the 3 year restriction period.

In addition to the 3 year waiting period, the provisions of NRS 78.411 to 78.444 provide that the consideration received in any business combination with an interested stockholder after such 3 year period must be higher than the amount per share paid by the interested stockholder or the market price of the stock on the day such party became interested. This provision intends to protect the non-interested stockholder. However, we believe it is in the stockholders best interest to allow them to decide whether a price is fair under certain circumstances. There is no guarantee that our stock price will continue to increase. Stockholders may decide that it is in their best interest to accept an offer from an interested stockholder in a declining market. If this election is not approved, stockholders will not have the right to make such determination.

PROPOSAL 4
AMENDMENT TO OUR ARTICLES OF
INCORPORATION TO ELECT NOT TO BE GOVERNED BY CERTAIN PROVISIONS PERTAINING TO “ISSUING CORPORATIONS” UNDER THE NEVADA REVISED STATUTES

Introduction

On May 6, 2008, our board of directors unanimously adopted a resolution declaring it advisable to amend our articles of incorporation to elect that we shall not be subject to, or governed by, any of the provisions in Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes at such time, if any, that we become an “issuing corporation” as that term is defined in Section 78.3788 of the Nevada Revised Statutes, and, concurrently therewith, stockholders holding a majority of the voting power of Blackhawk took action by written consent approving the amendment to our articles of incorporation effectuating this election.

Effective Time of the Amendment to Opt Out of Certain Provisions Pertaining to Issuing Corporations

We intend to file, as soon as practicable on or after the twentieth (20th) day after this information statement is sent to our stockholders, an amendment to our articles of incorporation effectuating the election not to be governed by certain provisions pertaining to issuing corporations with the Nevada Secretary of State. This amendment will become effective at the close of business on the date the amendment to the articles of incorporation is accepted for filing for the Nevada Secretary of State. It is presently contemplated that such filing will be made on or after June 25, 2008.

A copy of the amendment is attached to this information statement as Appendix A.

Reasons for Electing Not to be Governed by Certain Provisions Pertaining to Issuing Corporations

Nevada Revised Statute (NRS) Section 78.3799 defines “issuing corporation” as any corporation organized in Nevada which has 200 or more stockholders or record, at least 100 of whom have addresses in the state of Nevada appearing on the stock ledger and does business in the State of Nevada directly or through an affiliated corporation. The provisions of NRS 78.378 to 78.3793 apply to the acquisition of controlling interests in an issuing corporation unless the articles of incorporation provide otherwise.

The provisions relating to acquisition of a controlling interest in an issuing corporation provide that the acquiring person must deliver an offeror’s statement and that a special meeting of stockholders must be called to determine whether such acquiring person shall be entitled to full voting rights of his shares. Further, if the offeror’s statement is not delivered in the manner prescribed or if such acquiring person is not granted full voting rights by the stockholders, the issuing corporation will be required to call for redemption of such shares of the aforementioned acquiring person. We believe it is in the best interests of the corporation and its stockholder to avoid the time and expense associated with calling a special meeting of stockholders or redemption of such acquiring person’s shares.

PROPOSAL 5
AUTHORIZATION TO THE BOARD OF DIRECTORS
TO AMEND THE ARTICLES OF INCORPORATION TO
CHANGE OUR NAME TO
A NAME TO BE DETERMINED
BY THE BOARD OF DIRECTORS

Introduction

On May 6, 2008, our board of directors unanimously adopted a resolution declaring it advisable to authorize the board of directors to further amend our articles of incorporation to change the name of the company to a name to be determined by the board of directors in its sole discretion, and, concurrently therewith, stockholders holding a majority of the voting power of Blackhawk took action by written consent approving the authorization to amend our articles of incorporation effectuating such a name change.

Effective Time of the Amendment to Change our Name

In the event that the board of directors elects to change the name of our corporation, we would need to file an additional amendment to our articles of incorporation with the Nevada Secretary of State. This amendment would become effective at the close of business on the date the amendment to the articles of incorporation is accepted for filing by the Nevada Secretary of State.

Reasons for Authorizing the Board of Directors to further Amend our Articles of Incorporation to Change the Name of our Corporation

Our board of directors believes that a name change may be in our best interest in the future. Authorization of a name change without further stockholder approval is important to us, inasmuch as we will be able to change our name and corporate identity quickly. Presently, we need to go to the time and expense of having a stockholder’s meeting or to have the stockholders with a majority of voting power act by written consent in order to change our name, which includes the time and expense of filing and distributing proxy or information materials in compliance with the rules and regulations of the SEC under Section 14 of the Securities Exchange Act of 1934, as amended. We desire to be able to quickly deal with situations calling for us to modify our name and corporate identity. Although our management considers it possible that we may change our name in the future, we do not have current plans to change our name.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 6, 2008 by the following persons:

•	each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from May 6, 2008, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from May 6, 2008.

Name And Address (1)	Number Of Shares Beneficially Owned		Percentage Owned (2)

Frank Marshik	--	(3)	*	(3)
Terry Ross	--		*
All directors and officers as a group (2 people)	--	(3)	*	(3)

(1)	Unless otherwise noted, the address is 1802 N. Carson Street, Suite 212, Carson City, Nevada 89701.
(2)	Based on 562,393,791 shares issued and outstanding.
(3)
Mr. Marshik has voting and investment control over the securities owned by Terminus, Inc. Terminus owns 10,000,000 shares of our Series C preferred stock. Holders of our Series C preferred stock are entitled to the number of votes on such matters equal to the product of (a) the number of shares of the Series C Preferred Stock held by such holder, (b) the number of issued and outstanding shares of the Company’s common stock, on a fully-diluted basis, as of the record date for the vote, or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, and (c) 0.0000002, for a total of 5,124,727,582 votes, or approximately 89% of the outstanding votes on all matters presented to our stockholders as of the record date.

_________________________

By Order of the Board of Directors

/s/ Frank Marshik

Frank Marshik
President
June __, 2008
Carson City, Nevada

EXHIBIT A
AMENDED AND RESTATED ARTICLES OF INCORPORATION

ATTACHMENT TO
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
THE BLACKHAWK FUND

1. The name of the corporation is The Blackhawk Fund.

2. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

3. The aggregate number of shares of all classes of capital stock which the corporation shall have authority to issue is Four Billion Fifty Million (4,050,000,000), consisting of (i) Four Billion (4,000,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) Fifty Million (50,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). The Preferred Stock may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Stock, to determine the designation of any such series and to determine or alter the rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

4. The governing board of this corporation shall be known as directors. The initial authorized number of directors shall be one (1). The number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

5. The corporation shall have perpetual existence.

6. Cumulative voting shall not be permitted by the corporation.

7.  In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized as follows:

(i) Subject to the bylaws, if any, adopted by the stockholders, to make, alter or amend the bylaws of the corporation.

(ii) To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

(iii) By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name and names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

(iv) When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders’ meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interest of the corporation.

8. Meetings of stockholders may be held outside the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

9. The personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer shall be eliminated to the fullest extent permissible under Nevada law except for the following: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes.

If the Nevada Revised Statutes are hereinafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, so as amended.

Any repeal or modification of the foregoing provisions of Article 9 by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing prior to the date when such repeal or modification becomes effective.

10.  This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

11.  At such time, if any, as the corporation becomes a “resident domestic corporation,” as that term is defined in Section 78.427 of the Nevada Revised Statutes, the corporation shall not be subject to, or governed by, any of the provisions in Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, as may be amended from time to time, or any successor statute.

12.  At such time, if any, as the corporation becomes an “issuing corporation,” as that term is defined in Section 78.3788 of the Nevada Revised Statutes, this corporation shall not be subject to, or governed by any of the provisions in Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes, as may be amended from time to time.

13.  The corporation may, by resolution or resolutions adopted by the board of directors and without obtaining approval of the stockholders of the corporation, increase or decrease the number of issued and outstanding shares of a class or series of its authorized capital stock held by each stockholder of record of such class or series without correspondingly increasing or decreasing the number of authorized shares of such class or series. The resolution may, but is not required to, also provide for an increase or decrease of the number of authorized shares of such class or series in either a corresponding or disproportionate ratio to the increase or decrease in the number of issued and outstanding shares of such class or series. The resolution may also provide for a change of the par value, if any, of the same class or series of the shares increased or decreased. An increase or decrease of the number of issued and outstanding shares of a class or series of authorized capital stock does not have to be approved by either (a) the vote of stockholders holding a majority of the voting power of the affected class or series, or (b) the vote of the holders of shares representing a majority of the voting power of any class or series whose preference or rights are adversely affected by the increase or decrease.